                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                             Activeworlds.com, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                             ACTIVEWORLDS.COM, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 23, 2001

To our Stockholders:

   The 2001 Annual Meeting of Stockholders of Activeworlds.com, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, May 23, 2001, at 11:00 a.m. local time, at the offices of the Company, 95 Parker Street, Newburyport, Massachusetts 01950, to consider and act upon the following proposals:

  1. To elect five members to the Board of Directors of the Company, each to serve until his successor is duly elected and qualified;

  2. To approve and ratify amendments to the Company's Restated 1999 Long-Term Incentive Plan increasing from 666,667 to 1,666,667 the aggregate number of shares of Common Stock that may be issued pursuant to said plan and changing the further stockholder approval required under said plan to a majority of the shares of Common Stock voting on the matter, and to ratify the options granted by the Company under said plan since the date such increase amendment was approved by the Company's Board of Directors;

  3. To ratify our selection of Pannell Kerr Forster, P.C. as our independent auditors for the fiscal year ending December 31, 2001; and

  4. To transact such other business as may properly come before the meeting or any adjournments thereof.

   Stockholders of record at the close of business on April 24, 2001 are entitled to notice of, and to vote at, the annual meeting and at any adjournments thereof. The list of our stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours for ten days prior to the meeting at our principal executive offices.

   All stockholders are cordially invited to attend the meeting.

                                          By order of the Board of Directors,

                                          J.P. MCCORMICK
                                          Secretary
Newburyport, Massachusetts
April 26, 2001

                             YOUR VOTE IS IMPORTANT

   Whether or not you expect to attend the meeting, please complete, date, sign and promptly return the accompanying proxy card in the enclosed envelope so that your shares may be represented at the meeting.

                             ACTIVEWORLDS.COM, INC.
                                95 Parker Street
                        Newburyport, Massachusetts 01950
                                 (978) 499-0222

                              ------------------
                                PROXY STATEMENT
                              ------------------

                              GENERAL INFORMATION

   THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS FOR USE AT THE 2001 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD AT 11:00 A.M. ON MAY 23, 2001 AT THE OFFICES OF THE COMPANY, 95 PARKER STREET, NEWBURYPORT, MASSACHUSETTS 01950, AND AT ANY ADJOURNMENT OR ADJOURNMENTS OF THAT MEETING.

   All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of a written revocation or a duly executed proxy bearing a later date to our Secretary. Attendance at the meeting will not itself be deemed to revoke a proxy unless the stockholder affirmatively revokes the proxy.

   OUR ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 2000 IS BEING MAILED TO STOCKHOLDERS WITH THE MAILING OF THIS NOTICE AND PROXY STATEMENT ON OR ABOUT APRIL 26, 2001.

Voting Securities and Votes Required

   On April 24, 2001, the record date for the determination of stockholders entitled to notice of and to vote at the meeting, there were outstanding and entitled to vote an aggregate of 8,515,235 shares of our common stock, $.001 par value per share. Each share is entitled to one vote.

   Under our by-laws, the holders of a majority of the shares of common stock issued, outstanding and entitled to vote on any matter shall constitute a quorum with respect to that matter at the annual meeting. Shares of common stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present.

   The affirmative vote of the holders of a plurality of the shares of common stock voting on the matter is required for the election of directors. The affirmative vote of the holders of a majority of the shares of common stock voting on the matter is required for the approval and ratification of the amendments to our Restated 1999 Long-Term Incentive Plan and the ratification of options granted under such plan since May 24, 2000, the date of its amendment by our Board of Directors increasing the number of shares of common stock that may be issued pursuant to said plan. The affirmative vote of the holders of a majority of the shares of common stock voting on the matter is required for the ratification of the appointment of Pannell Kerr Forster, P.C. as our independent auditors for the fiscal year ending December 31, 2001.

   Shares which abstain from voting as to a particular matter and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter will not be counted as votes in favor of such matter and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the shares voting on a matter.

   Your Board of Directors unanimously recommends that you vote "FOR" approval of each of the proposals set forth in this Proxy Statement.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

   The following table sets forth information as of April 20, 2001, relating to the ownership of our common stock by (i) each person known by us to be the beneficial owner of more than five percent of the outstanding shares of our common stock, (ii) each of our current directors, (iii) each of the executive officers named in the Summary Compensation Table on page 7, and (iv) all current executive officers and directors as a group. Except as may be indicated in the footnotes to the table and subject to applicable community property laws, to our knowledge each such person has the sole voting and investment power with respect to the shares owned.

Name and Address of                    Amount and Nature of
Beneficial Owner (1)                 Beneficial Ownership (2) Percent of Class
--------------------                 ------------------------ ----------------
Richard F. Noll (3).................        2,527,899               29.6%
J.P. McCormick (4)..................        2,495,079               29.3%
Alexander M. Adelson (5)............           52,533                  *
Sean Deson (6)......................           66,667                  *
Bruce Judson (7)....................          145,000                1.7%
Roland Vilett (8)...................          150,162                1.7%
Michael Gardner(9)..................          753,960               11.3%
Directors and Executive Officers as
 a Group............................        5,437,340               61.0%

--------
* Less than 1%.

(1) The address of each person named is 95 Parker Street, Newburyport, Massachusetts 01950, except for Mr. Gardner, whose address is c/o Baytree Capital Associates, LLC, 40 Wall Street, 58th Floor, New York, NY 10005.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Shares of common stock subject to options or warrants are deemed to be currently exercisable if they are convertible or exercisable within 60 days of the date as to which information is provided.

(3) Shares beneficially owned by Mr. Noll (a) include 5,600 shares of common stock issuable upon exercise of outstanding options held by Mr. Noll, and
     (b) do not include 16,351 shares of common stock owned by Mr. Noll's wife, as to which Mr. Noll disclaims beneficial interest.

(4) Shares beneficially owned by Mr. McCormick include 5,600 shares of common stock issuable upon exercise of outstanding options held by him.

(5) Shares beneficially owned by Mr. Adelson include 49,200 shares of common stock issuable upon exercise of options held by him.

(6) Shares beneficially owned by Mr. Deson represent shares of common stock issuable upon exercise of options held by him.

(7) Shares beneficially owned by Mr. Judson include 120,000 shares of common stock issuable upon exercise of outstanding options held by him.

(8) Shares beneficially owned by Mr. Vilett represent shares of common stock issuable upon exercise of options held by him.

(9) Shares beneficially owned by Mr. Gardner include 133,333 shares of common stock beneficially owned by him indirectly.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

   There are currently five members on the Board of Directors of the Company. Alvin M. Silver, who served as a director since December 2000, has declined to be renominated to another term as director and resigned as of April 20, 2001. Dr. Silver's decision not to be renominated is not related to any disagreement with the Company or the Board of Directors with respect to the Company's operations, politics or practices. On April 20, 2001, the Board of Directors elected Bruce D. Judson to fill the position on the Board of Directors resulting from Dr. Silver's resignation.

   Our Board of Directors has nominated the following persons for election as directors, each to serve until the next annual meeting of stockholders and until his successor has been duly elected and qualified or until such director's earlier resignation, death or removal: Richard F. Noll, J.P. McCormick, Alexander M. Adelson, Sean Deson and Bruce D. Judson. The proxies solicited by the Board of Directors will be voted in favor of the five named nominees, unless otherwise specified on the proxy card. All of the nominees are currently members of the Board. There are no family relationships between any directors or executive officers of the Company. The Board knows of no reason why any of the nominees will be unavailable or unable to serve as a Director, but in such event, proxies solicited hereby will be voted for the election of another person or persons to be designated by the Board of Directors.

   Set forth below for each of our directors and executive officers are his name and age, the positions and offices held by him, his principal occupation and business experience during the past five years, the names of other publicly held companies of which he serves as a director, if any, and the year of the commencement of his term as a director and, if applicable, as an executive officer. Information with respect to the number of shares of common stock beneficially owned by each director or executive officer, directly or indirectly, as of April 20, 2001, appears above under the heading "Security Ownership of Certain Beneficial Owners and Management."

         Director's
       Name and Year
       Director First                                       Year Current Term
     Became a Director        Position with the Company      Will Expire (1)
     -----------------        -------------------------     -----------------
                            President, Chief Executive
 Richard F. Noll, 1997      Officer and Director                  2001
 J.P. McCormick, 1997       Chairman of the Board of
                            Directors, Chief Financial
                            Officer, Treasurer, Secretary
                            and Director                          2001
 Alexander M. Adelson, 1999 Director                              2001
 Sean Deson, 1999           Director                              2001
 Bruce D. Judson, 2001      Director                              2001

--------
(1)  Effective immediately prior to the 2001 Annual Meeting of Stockholders.

Descriptions of Directors/Nominees

   Mr. Noll, 35, is the founder of the Company and has been president, chief executive officer and a director of the Company and its predecessor, Circle of Fire Studios, Inc., since its organization in January 1997. From August 1995 until December 1996, Mr. Noll operated the business of Circle of Fire Studios as a sole proprietorship. For more than five years prior to August 1995 he was an independent artist and designer.Mr. Noll attended Massachusetts College of Art and majored in the Fine Arts.

   Mr. McCormick, 40, has been chairman of the Board of Directors, chief financial officer and a director of the Company and Circle of Fire Studios, Inc. since May 1997. He has been our treasurer since May, 1997 and our secretary since July, 1997. From 1987 until May 1997 he was the president of Associated Corporate Services Ltd., a company which owned and operated two staffing franchises for Norrell Corp. Mr. McCormick is a graduate of Kent State University, Ohio.

   Mr. Adelson, 66, has been a director of the Company since November 1999. He has 38 years experience as an applied physicist and businessman specializing in technical marketing matters. Mr. Adelson is chief operating officer, senior executive vice president and co-chairman of Carels Corporation, an international privately-owned company dedicated to thin client and advanced component software technology. Since 1974, he has led the Technology Resource Group of RTS Research Lab, Inc. Mr. Adelson was a secondary co-founder, and through RTS helped conceive and develop the first portable bar code scanner. He also acted as program manager for 12 years with Symbol Technologies, Inc. Mr. Adelson holds over 70 patents and trademarks in the fields of optical electronics, bar code technology, automatic inspection, and medical software.

   Mr. Deson, 37, has been a director of the Company since December 1999. Mr. Deson recently became the managing partner of Deson & Co., a strategy development and investment firm focused on technology companies. Prior to that, Mr. Deson was a senior vice president in investment banking at Donaldson, Lufkin & Jenrette where he was a senior banker in its Internet focus group. Mr. Deson is also a director of Technology Flavors and Fragrances, Inc., a company which creates and manufactures flavors and fragrances for consumer products. Mr. Deson received his B.S. in computers and M.B.A. in finance, both from the University of Michigan.

   Mr. Judson, 42, has been a director of the Company since April 2001. Mr. Judson is currently a faculty fellow at the Yale School of Management and President of The Judson Group Inc., a private Internet media firm founded by Mr. Judson. He is the author of "HyperWars: 11 Strategies for Survival and Profit in the Era of Online Business," as well as "Net Marketing: How Your Business Can Profit from the Online Revolution." He previously served as general manager of Time Inc. New Media. Mr. Judson is also chairman of the National Neurofibromatosis Foundation.

   All directors hold office until the next annual meeting of stockholders and until their successors are elected and qualified. All officers of the Company are elected annually by the Board of Directors and serve at the Board's discretion. The Company is not aware of any material proceeding to which a director, officer, affiliate of the Company or 5% beneficial owner is an adverse party or has a material interest adverse to the Company.

                THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
          VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

Certain Relationships and Related Transactions

   Mr. Noll received cash advances from us in 1998. As of December 31, 2000, $10,491 of these amounts were owed by Mr. Noll to us.

   We believe that the transaction described above between us and Mr. Noll was on terms at least as fair to us as had this transaction been concluded with an unaffiliated party. Since Mr. McCormick and Mr. Noll were our only directors until November 1999, the foregoing transaction was not approved by any unaffiliated outside directors. We will not offer preferred stock to our officers, directors or principal stockholders except upon the same terms as it is offered to all other existing stockholders or to new stockholders, unless the issuance is approved by the audit committee, who will have access, at our expense, to independent legal counsel. All future related party transactions, including any loans or advances, will be for bona fide business purposes and approved by a majority of our Board of Directors, which will include unaffiliated directors, or by the members of our audit committee who do not have an interest in the transactions and who will have access, at our expense, to independent legal counsel.

Section 16(A) Beneficial Ownership Reporting Compliance

   Based upon a review of filings with the Securities and Exchange Commission and written representations that no other reports were required, we believe that all of our directors and executive officers complied during fiscal year 2000 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 other than one late report on Form 3 filed by each of J.P. McCormick, Richard F. Noll, Alexander M. Adelson and

Sean Deson with respect to their first required disclosure upon becoming subject to the requirements of Section 16(a), and one late Form 4 filed by Mr. Adelson with respect to a grant of options that occurred in May 2000. During the period in which he was a director, Dr. Silver filed one late report on Form 3 with respect to his first required disclosure upon becoming subject to the requirements of Section 16(a).

Board of Directors and Committee Meetings

   The Board met six times during 2000, including four telephone conferences. Each director during the period in which he served as a director attended at least 75% of the meetings of the Board of Directors except for Mr. Adelson, who due to scheduling conflicts attended less than 75% of such meetings.

   The Board of Directors has standing Audit and Compensation Committees. The Board of Directors does not have a standing Nominating Committee.

   The Audit Committee of the Board of Directors of the Company reviews the results and scope of the audit and other services provided by the Company's independent auditors. The committee met once during the fiscal year ended December 31, 2000 and met twice during fiscal year 2001 to review and discuss the financial statements for fiscal year 2000 with the Company's independent auditors. Its current members are Alexander M. Adelson, Sean Deson and Bruce D. Judson, each of whom is independent pursuant to the listing standards of the National Association of Securities Dealers. Mr. Judson was not a member of the Audit Committee during the period in which the Audit Committee reviewed the Company's fiscal year 2000 financial statements. Mr. Adelson and Mr. Deson each attended 100% of the meetings of the Audit Committee. Following the 2001 Annual Meeting of Stockholders, the Board of Directors intends to reelect Messrs. Adelson, Deson and Judson to serve as members of the Audit Committee in 2001.

   The Compensation Committee of the Board of Directors of the Company makes recommendations concerning salaries and incentive compensation for employees of, and consultants to, the Company. The committee did not meet during fiscal year 2000. The committee met once during fiscal year 2001 to review compensation paid in fiscal year 2000. Its current members are Alexander M. Adelson, Sean Deson and Bruce D. Judson. Mr. Judson was appointed to the Board of Directors in April 2001 and was not a member of the Compensation Committee in fiscal year 2000. Following the 2001 Annual Meeting of Stockholders, the Board of Directors intends to reelect Messrs. Adelson, Deson and Judson to serve as members of the Compensation Committee in 2001. Messrs. Adelson and Deson each attended 100% of the meetings of the Compensation Committee held with respect to compensation paid in fiscal year 2000.

   The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange of 1934, except to the extent the Company specifically incorporates this Report by reference.

                             AUDIT COMMITTEE REPORT

   The Board of Directors of the Company has appointed an Audit Committee to assist the Board of Directors with its oversight responsibilities, including, among other things:

  . Reviewing and maintaining the adequacy of the Company's internal controls and financial reporting processes and the overall reliability of the Company's financial reports to the public;

  . Ascertaining the independence and overseeing the performance of the Company's external independent auditors; and

  . Providing guidance on the Company's compliance with legal and regulatory requirements related to its financial reporting.

   As of the date of this Audit Committee report, the Audit Committee is comprised of two members of the Board of Directors, Messrs. Adelson and Deson, each of whom, as interpreted by the Board of Directors in its business judgment, (a) has met the independence requirements of the National Association of Securities Dealers (i.e., the Board of Directors has determined that none of the committee members has a relationship to the Company that may interfere with his independence from the Company and its management) and (b) is financially literate.

   The Audit Committee regularly discusses with management and the outside auditors the financial information developed by the Company, the Company's systems of internal controls and its audit process. The Audit Committee recommends to the Board each fiscal year the appointment of the independent auditors and reviews periodically the auditors' performance and independence from management. The Audit Committee met with the independent auditors (both with and without the presence of the Company's management) to review and discuss the matters required to be discussed by Statement of Accounting Standards 61 (Codification of Statements on Auditing Standards), including various matters pertaining to the audit, including the Company's financial statements, the report of the independent auditors on the results, scope and terms of their work, and their recommendations concerning the financial practices, controls, procedures and policies employed by the Company.

   On January 21, 2000, the Board of Directors approved a written charter for the Audit Committee setting out the audit related functions the committee is to perform. On April 19, 2001, the Board of Directors amended and restated the charter of the Audit Committee. A copy of the amended and restated charter is attached to this proxy statement as Appendix A. This year, the Audit Committee reviewed the Company's audited financial statements and met with both management and Pannell Kerr Forster, P.C., the Company's independent auditors, to discuss those financial statements. Management has represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has received from and discussed with Pannell Kerr Forster, P.C. the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

   Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000.

                                          AUDIT COMMITTEE

                                          Alexander M. Adelson
                                          Sean Deson

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

   The following summary compensation table sets forth the annual and long-term compensation earned by our president and chief executive officer, our chief financial officer, and our lead programmer (collectively, the "Named Executive Officers"), for the fiscal years ended December 31, 2000, 1999 and 1998. Except as set forth below, in 2000, 1999, and 1998 none of our officers or any other employee received compensation in excess of $100,000.

                                                                        Long-Term
                               Annual Compensation                  Compensation (1)
                         --------------------------------   ---------------------------------
                                                               Awards           Payouts
                                                            ------------- -------------------
                                                              Number of
                           Fiscal                            Securities
                            Year                             Underlying
Name and Principal          Ended                              Options         All Other
Positions                December 31 Salary ($) Bonus ($)   (# of Shares) Compensation (9)($)
------------------       ----------- ---------- ---------   ------------- -------------------
Richard F. Noll.........    2000      $140,000   $   --(4)          --             --
 Chief Executive Officer    1999       140,000       --          9,333(3)          --
 and President              1998(2)         --       --             --             --

J. P. McCormick.........    2000      $140,000   $   --(4)          --             --
 Chairman of the Board
  of                        1999       140,000       --          9,333(3)          --
 Directors, Chief
  Financial Officer,        1998(2)         --       --             --             --
 Treasurer and Secretary

Roland Vilett (5).......    2000      $108,178   $1,000        150,000(6)          --
 Lead Programmer            1999        99,000    2,000        156,667(7)          --
                            1998        78,302       --         76,830(8)          --

--------
(1) The Company did not make any restricted stock awards or grant any stock appreciation rights during fiscal years 2000, 1999 or 1998.

(2) During 1998, neither Mr. Noll nor Mr. McCormick received any compensation from the Company. However, for financial statement purposes, we accrued compensation at the rate of $50,000 for each of them in 1998. Since we have no obligation to pay them the amount accrued, the amount of the compensation was treated as additional paid-in capital. Messrs. Noll and McCormick have relinquished their rights to collect this compensation at a later date.

(3) In January 1999, we entered into three-year employment agreements with Messrs. Noll and McCormick, pursuant to which they received an annual salary of $57,000. These agreements were amended and restated in June 1999, at which time their annual salaries were increased to $140,000, retroactive to January 21, 1999. Pursuant to the agreements, in January 1999, we granted each of them incentive stock options with a five year duration to purchase 9,333 shares of common stock at $.83 per share, which was 110% of the fair market value of the common stock on the date of grant. The fair market value was the price at which we sold common stock to non-affiliated parties in the January 1999 private placement.

(4) The employment agreements of Messrs. Noll and McCormick also provide that each of them will be eligible to participate in a bonus pool of not more than 10% of our income before income taxes in excess of $750,000. The amount of the bonus pool and the allocation of the bonus pool among our senior executive officers will be determined by our Compensation Committee. Except as set forth in the Summary Compensation Table above no bonus pool payments were made in fiscal years 2000, 1999 and 1998. The employment agreements also provide Messrs. Noll and McCormick with a $4,200 annual automobile allowance.

(5) In February 1999, we entered into a five year employment agreement with our lead programmer, Mr. Vilett, pursuant to which he receives an annual salary of $100,000 with an annual increase of 10% of his salary.

(6) In September 2000 we granted Mr. Vilett options to purchase 150,000 shares of our common stock at an exercise price of $1.3125 per share. These options were granted as incentive stock options under our 1999 long-term incentive plan and have a duration of ten years.

(7) In fiscal year 1999, we granted Mr. Vilett options to purchase 40,000 and 116,667 shares of our common stock at exercise prices per share of $.75 and $9.1875, respectively. These options were granted as incentive stock options under our 1999 long-term incentive plan and have a duration of ten years.

(8) The 76,830 options received by Mr. Vilett in 1998 were originally granted by our predecessor (and now subsidiary) company, Circle of Fire Studios, and were converted into options to purchase shares of our common stock as part of our reorganization in January 1999. These options were granted as non-qualified stock options under our 1999 long-term incentive plan with a duration of ten years and have an exercise price of $.645 per share.

(9) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted because in each of fiscal years 2000, 1999 and 1998, such perquisites and other personal benefits constituted less than the lesser of $50,000 or ten percent of the total annual salary and bonus reported for each of the named executive officers during each of such fiscal years.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

   The following table provides information with respect to Company stock option grants to the Named Executive Officers in fiscal year 2000. The Company did not grant any stock appreciation rights in 2000.


                                            Percentage
                                             of Total
                                 Number of   Options
                                 Securities Granted to
                                 Underlying Employees
                                  Options   in Fiscal  Exercise Price Expiration
Name                              Granted      Year       ($/Share)      Date
----                             ---------- ---------- -------------- ----------
Richard F. Noll.................       --        --            --           --
J.P. McCormick..................       --        --            --           --
Roland Vilett(1)................  150,000      84.7%      $1.3125      9/19/10

--------
(1) Mr. Vilett's stock options were granted as incentive stock options under our 1999 long-term incentive plan at an exercise price equal to the fair market value of the Company's common stock on the date of grant. The options have a duration of 10 years and become exercisable at a rate of 20% per year starting on the first anniversary of the date of grant.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

   The following table sets forth, for each of the Named Executive Officers, certain information regarding the exercise of stock options during fiscal year 2000, the number of shares of common stock underlying stock options held at fiscal year-end and the value of options held at fiscal year-end based upon the closing sales price of the common stock on the Nasdaq SmallCap Market on December 31, 2000 ($.50 per share).

                                                        Number of Securities            Value of
                                                             Underlying         Unexercised In-the-Money
                                                       Unexercised Options at          Options at
                             Shares                     December 31, 2000 (#)     December 31, 2000 ($)
                           Acquired on      Value     ------------------------- -------------------------
Name                     Exercise (#)(1) Realized ($) Exercisable Unexercisable Exercisable Unexercisable
----                     --------------- -----------  ----------- ------------- ----------- -------------
Richard F. Noll.........        --          $ --          1,866        7,467       $ --         $ --
J.P. McCormick..........        --            --          1,866        7,467         --           --
Roland Vilett...........        --            --        113,496      270,001         --           --

--------
(1) No options were exercised during the year ended December 31, 2000 by the Named Executive Officers.

                           COMPENSATION OF DIRECTORS

   We pay an annual fee of $15,000 to Mr. Adelson for each year of service as a director. In addition, in 1999 we granted Mr. Adelson options to purchase 100,000 shares of our common stock at $6.09 per share. Mr. Adelson's 100,000 options vest annually in five equal amounts over five years, beginning on the date he became a director, provided that he is a director on the vesting dates. Mr. Adelson's 100,000 options were not granted pursuant to our 1999 long-term incentive plan.

   In May 2000, we granted Mr. Adelson additional options to purchase 46,000 shares of our common stock at $3.125 per share. These 46,000 options were granted under our 1999 long-term incentive plan and vest annually in five equal amounts over five years, beginning on the first anniversary of the date he became a director, provided that he is a director on the vesting dates.

   We pay an annual fee of $24,000 to Mr. Deson for each year of service as a director. In addition, in 1999 we granted Mr. Deson options to purchase 146,667 shares of our common stock at $6.09 per share. Mr. Deson's options vest annually over five years as follows: 66,667 options vest on the anniversary of the date he became a director, and 20,000 options vest on each of the second, third, fourth and fifth anniversaries of the date he became a director, provided that he is a director on the vesting dates. Mr. Deson's 146,667 options were not granted pursuant to our 1999 long-term incentive plan.

   In December 2000, we granted Dr. Silver options to purchase 120,000 shares of our common stock at $1.00 per share. We also agreed to pay Dr. Silver $15,000 per year as compensation for his serving as a director. Dr. Silver's options were granted under our 1999 long-term incentive plan and 20,000 of his options vested immediately on the date he became a director. Dr. Silver has declined to be renominated to another term as a director and resigned as of April 20, 2001. Dr. Silver's unvested options to purchase 100,000 shares of our common stock will not vest and terminated as of his resignation. We agreed to pay Dr. Silver half of his annual compensation amount after his resignation. Dr. Silver's decision not to be renominated is not related to any disagreement with the Company or the Board of Directors with respect to the Company's operations, policies or practices.

   We pay an annual fee of $15,000 to Mr. Judson for each year of service as a director. In addition, in April 2001 we granted Mr. Judson options pursuant to our 1999 long-term incentive plan to purchase 120,000 shares of our common stock at $1.00 per share. Mr. Judson's options vest annually in six equal amounts over five years, beginning on the date he became a director, provided that he is a director on the vesting dates.

   The Company also entered into a consulting agreement with Mr. Judson in March 2001 pursuant to which Mr. Judson will provide strategic marketing services to the Company until August 2001. Under this consulting agreement, Mr. Judson receives $2,500 per month during the term of the agreement. Mr. Judson also received options to purchase 100,000 shares of the Company's common stock, which vested immediately, at an exercise price of $1.00 per share. Under the terms of his agreement Mr. Judson and the Company agreed that Mr. Judson would be nominated as a member of the Board of Directors.

   The Company also reimburses its directors for reasonable expenses incurred by them in attending meetings of the Board of Directors and committee meetings.

                                 PROPOSAL NO. 2

                    RATIFICATION OF APPOINTMENT OF AUDITORS

   The Board of Directors of the Company has appointed Pannell Kerr Forster, P.C. as independent auditors of the Company for the fiscal year ending December 31, 2001, subject to ratification of such appointment by the stockholders. Pannell Kerr Forster was the Company's independent auditor for the years ended December 31, 1999 and 2000. Services provided to the Company by Pannell Kerr Forster in fiscal year 2000 included the examination of the Company's consolidated financial statements, limited reviews of quarterly reports and limited reviews of quarterly and annual filings with the Securities and Exchange Commission.

   Representatives of Pannell Kerr Forster are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Audit Fees

   The aggregate fees billed by Pannell Kerr Forster, P.C. for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and for the review of the financial statements included in the Company's Forms 10-QSB for the fiscal year ended December 31, 2000 were $69,000.

   The Company did not retain the independent auditors for any services other than those disclosed above, including any consultative services such as financial systems design, and did not pay any fees other than those disclosed above. As such, the audit committee has considered, and believes that the payments of the fees described above, were in the ordinary course of business and are compatible with maintaining Pannell Kerr Forster's independence.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL NO. 2 TO
       RATIFY THE CHOICE OF PANNELL KERR FORSTER, P.C., AS THE COMPANY'S
                AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2001.

                                 PROPOSAL NO. 3

           RATIFICATION OF AND APPROVAL OF AMENDMENTS TO THE RESTATED
           1999 LONG-TERM INCENTIVE PLAN AND RATIFICATION OF OPTIONS
                 GRANTED UNDER SUCH PLAN SINCE THE DATE OF ITS
                      AMENDMENT BY THE BOARD OF DIRECTORS

Proposed Amendment

   The Restated 1999 Long-Term Incentive Plan (the "1999 Plan") was adopted by the Board of Directors in January 1999, and was approved by the Company's stockholders in January 2000. 666,667 shares of common stock were initially reserved for issuance under the 1999 Plan (the "Original Plan Shares"). On May 24, 2000, the Board of Directors adopted an amendment to the 1999 Plan which, along with ratification of the options granted under the 1999 Plan since such amendment and the approval and ratification of an amendment to the 1999 Plan adopted by the Board of Directors changing the further stockholder approval required under said plan to a majority of the shares voting on the matter, is the subject of this proposal. The Board of Directors has approved and recommends to the stockholders that they (i) approve and ratify the amendment to the 1999 Plan that increases the aggregate number of shares authorized for issuance under the 1999 Plan by 1,000,000 shares (the "New Plan Shares"), resulting in an aggregate total of 1,666,667 shares reserved for issuance under the 1999 Plan, (ii) approve and ratify the amendment to the 1999 Plan changing the further stockholder approval required under said plan to a majority of the shares voting on the matter, and (iii) ratify the options granted under the 1999 Plan since May 24, 2000, the date the increase amendment to the 1999 Plan was approved by the Board of Directors.

   The Company's management relies on stock options as an essential part of the compensation packages necessary for the Company to attract and retain experienced employees, directors and consultants. The Board of Directors of the Company believes that the proposed amendment is essential to permit the Company's management to continue to provide long-term, equity-based incentives to present and future employees, directors and consultants.

   Prior to the amendment of the 1999 Plan by the Board of Directors on May 24, 2000, the Company had granted options to purchase 632,905 shares of our common stock under the 1999 Plan. From May 24, 2000 until April 20, 2001, the Company granted options to purchase 488,000 shares of our common stock under the 1999 Plan (not including 100,000 options granted to Dr. Silver and terminated upon his resignation). Of the 1,120,905 options currently outstanding, 632,905 options are granted with respect to Original Plan Shares and 488,000 options are granted with respect to New Plan Shares. As of April 20, 2001 the aggregate market value of the securities underlying the 1,666,667 options reserved under the 1999 Plan was $1,533,333.60.

   If the foregoing proposal with respect to the increase in the number of shares authorized for issuance under the 1999 Plan is not approved and ratified by our stockholders, the Company will not be able to issue stock subject to options which are to be satisfied by New Plan Shares and the Company may become unable to provide suitable long-term equity-based incentives to present and future employees.

        CERTAIN OPTIONS UNDER THE RESTATED 1999 LONG-TERM INCENTIVE PLAN

   The following table sets forth, as of April 20, 2001, the benefit or amount of options received, or to be received pursuant to the 1999 Plan, and the name and position of (i) each Named Executive Officer, (ii) all current executive officers as a group, (iii) all current directors who are not executive officers, (iv) each nominee for election as a director, (v) each person who received or is to receive 5% or more of options available under the Plan, and
(vi) all non-executive employees as a group. On April 20, 2001, the closing price for a share of the Company's common stock was $0.92.

                                                                 TOTAL NUMBER OF
                                                                  OPTIONS UNDER
             NAME AND POSITION                DOLLAR VALUE($)(1)    1999 PLAN
             -----------------                ------------------ ---------------
Richard F. Noll (2)                                  886.64            9,333
 Chief Executive Officer,
 President and Director

J.P. McCormick (3)                                   886.64            9,333
 Chairman of the Board of Directors, Chief
 Financial Officer, Secretary, Treasurer and
 Director

Roland Vilett, Lead Programmer (4)                10,564.13           38,415
                                                  10,564.13           38,415
                                                   6,800.00           40,000
                                                          *          116,667
                                                          *          150,000

Current Executive Officers, as a Group            29,701.54          402,163

Alexander M. Adelson, Director (5)                        *           46,000

Sean Deson, Director (6)                                  0                0

Bruce D. Judson, Director (7)                             *          100,000
                                                          *          120,000

Current Directors who are not Executive                   *          266,000
 Officers, as a Group

Employees who are not Executive Officers, as         566.61          153,333
 a Group

--------

* These options have an exercise price which is higher than $0.92 and are not in-the-money as of April 20, 2001.

(1) The dollar value of the options is calculated using the difference between the exercise price of the options and the closing price of the Company's common stock on April 20, 2001.

(2) Mr. Noll's options were granted prior to the approval by the Board of Directors on May 24, 2000 of an amendment increasing the number of shares reserved under the 1999 Plan.

(3) Mr. McCormick's options were granted prior to the approval by the Board of Directors on May 24, 2000 of an amendment increasing the number of shares reserved under the 1999 Plan.

(4) Mr. Vilett's options were granted prior to the approval by the Board of Directors on May 24, 2000 of an amendment increasing the number of shares reserved under the 1999 Plan, with the exception of the grant of options to purchase 150,000 shares which occurred after such amendment. Mr. Vilett appears herein as a Named Executive Officer and as a person who received, or is to receive, five percent (5%) of the options available under the 1999 Plan.

(5) Mr. Adelson's 46,000 options were granted on May 24, 2000, after the approval by the Board of Directors of an amendment increasing the number of shares reserved under the 1999 Plan. Mr. Adelson also holds options to purchase 100,000 shares of common stock at an exercise price of $6.09, granted outside of the 1999 Plan in November 1999.

(6) Mr. Deson has not been granted options under the 1999 Plan. He holds options to purchase 146,667 shares of common stock at an exercise price of $6.09 that were granted outside of the 1999 Plan in December 1999.

(7) Pursuant to a consulting agreement between Mr. Judson and the Company, Mr. Judson holds options to purchase 100,000 shares of common stock at an exercise price of $1.00 per share that were granted after the approval by the Board of Directors on May 24, 2000 of an amendment increasing the number of shares reserved under the 1999 Plan. Such options vested on the date of their grant. As consideration for his serving as a director, Mr. Judson has been granted additional options to purchase 120,000 shares of common stock at an exercise price of $1.00. Such options vest as follows:
     20,000 on the date of the grant, and 20,000 on each of the next five anniversary dates provided that he is a director on those vesting dates. Mr. Judson appears herein as a director and as a person who received, or is to receive, five percent (5%) of the options available under the 1999 Plan.

   With the exception of the options set forth in the table and described above, the Company has not at the present time determined who will receive options to purchase the additional shares of common stock authorized for issuance under the 1999 Plan, if the amendment is approved and ratified.

Description of the 1999 Plan

   The 1999 Plan is intended to provide stock options and other equity interests (including stock appreciation rights, restricted stock awards and performance shares) in the Company to employees, directors, consultants and other key service providers of the Company and its subsidiaries. The text of the 1999 Plan, amended as proposed above, is attached to this proxy statement as Appendix B. The following is a summary of the 1999 Plan and should be read together with the full 1999 Plan text.

   All stock options granted pursuant to the 1999 Plan were granted with an exercise price at or greater than fair market value and generally vest over either a three or a five year period in equal amounts per year starting on the grant date or the first anniversary of the grant date and expire either five or ten years from the grant date.

   The 1999 Plan is administered by the Board of Directors of the Company and the Compensation Committee. Subject to the provisions of the 1999 Plan, each of the Board of Directors and the Compensation Committee has the authority to select the persons to whom awards are granted and to determine the terms of each award, including the number of shares of common stock subject to the award. Payment of the exercise price of the award may be made in cash, shares of common stock, or a combination of cash and stock. Subject to approval by the Board of Directors or the Committee, cashless exercise of stock options may also be permitted. Unless otherwise permitted by the Board of Directors, awards are not assignable or transferable except by will or the laws of descent and distribution, and, during the participant's lifetime, may be exercised only by the participant.

   The Board of Directors may amend, suspend or terminate the 1999 Plan or any portion thereof at any time. The Board of Directors may not materially increase the benefits accruing to participants under the Plan, increase the number of shares of Common Stock reserved for purposes of the Plan, or materially modify the requirements as to eligibility for participation in the Plan without further approval by the affirmative vote of a majority of the shares of Common Stock voting on the matter. Option agreements may be modified, amended or rescinded only by written agreement signed by the Company and the participant.

   The 1999 Plan expires at the end of the day ten years after the date of its adoption. After that date, no further awards may be granted under the 1999 Plan, but the period during which a previously granted option or other award may be exercised may extend beyond that date.

   As amended, the 1999 Plan would authorize the issuance of up to 1,666,667 shares of common stock (subject to adjustment for capital changes) pursuant to the exercise of options or other awards granted under the 1999 Plan.

Federal Income Tax Consequences

   The following general rules are currently applicable for United States federal income tax purposes upon the grant and exercise of options to purchase shares of common stock pursuant to the 1999 Plan:

   Incentive Stock Options. The following general rules are applicable under current Federal income tax law to an incentive stock option ("ISO") granted under the 1999 Plan.

     1. In general, no taxable income results to the optionee upon the grant of an ISO or upon the issuance of shares to him or her upon the exercise of the ISO, and no corresponding federal tax deduction is allowed to the Company upon either grant or exercise of an ISO.

     2. If shares acquired upon exercise of an ISO are not disposed of within
  (i) two years following the date the option was granted or (ii) one year following the date the shares are issued to the optionee pursuant to the ISO exercise (the "Holding Periods"), the difference between the amount realized on any subsequent disposition of the shares and the exercise price will generally be treated as capital gain or loss to the optionee.

     3. If shares acquired upon exercise of an ISO are disposed of before the Holding Periods are met (a "Disqualifying Disposition"), then in most cases the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price or (ii) the actual gain on disposition will be treated as compensation to the optionee and will be taxed as ordinary income in the year of such disposition.

     4. In any year that an optionee recognizes compensation income as the result of a Disqualifying Disposition of stock acquired by exercising an ISO, the Company generally should be entitled to a corresponding deduction for federal income tax purposes.

     5. Any excess of the amount realized by the optionee as the result of a Disqualifying Disposition over the sum of (i) the exercise price and (ii) the amount of ordinary income recognized under the above rules will be treated as capital gain.

     6. Capital gain or loss recognized by an optionee upon a disposition of shares will be long-term capital gain or loss if the optionee's holding period for the shares exceeds one year.

     7. An optionee may be entitled to exercise an ISO by delivering shares of the Company's common stock to the Company in payment of the exercise price, if the optionee's ISO agreement so provides. If an optionee exercises an ISO in such fashion, special rules will apply.

     8. In addition to the tax consequences described above, the exercise of an ISO may result in additional tax liability to the optionee under the alternative minimum tax rules. The Code provides that an alternative minimum tax (at a maximum rate of 28%) will be applied against a taxable base which is equal to "alternative minimum taxable income," reduced by a statutory exemption. In general, the amount by which the value of the common stock received upon exercise of the ISO exceeds the exercise price is included in the optionee's alternative minimum taxable income. A taxpayer is required to pay the higher of his or her regular tax liability or the alternative minimum tax. A taxpayer that pays alternative minimum tax attributable to the exercise of an ISO may be entitled to a tax credit against his or her regular tax liability in later years.

     9. Special rules apply if the stock acquired is subject to vesting, or is subject to certain restrictions on resale under Federal securities laws applicable to directors, officers or 10% stockholders.

   Non-Qualified Options. The following general rules are applicable under current federal income tax law to an option that does not qualify as an ISO (a "Non-Qualified Option") granted under the 1999 Plan:

     1. The optionee generally does not realize any taxable income upon the grant of a Non-Qualified Option, and the Company is not allowed a federal income tax deduction by reason of such grant.

     2. The optionee generally will recognize ordinary compensation income at the time of exercise of a Non-Qualified Option in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price.

     3. When the optionee sells the shares acquired pursuant to a Non-Qualified Option, he or she generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the shares (generally, the exercise price plus the amount taxed to the optionee as compensation income). If the optionee's holding period for the shares exceeds one year, such gain or loss will be a long-term capital gain or loss.

     4. The Company generally should be entitled to a corresponding tax deduction for federal income tax purposes when the optionee recognizes compensation income.

     5. An optionee may be entitled to exercise a Non-Qualified Option by delivering shares of the Company's common stock to the Company in payment of the exercise price. If an optionee exercises a Non-Qualified Option in such fashion, special rules will apply.

     6. Special rules apply if the stock acquired is subject to vesting, or is subject to certain restrictions on resale under Federal securities laws applicable to directors, officers or 10% stockholders.

   Awards and Purchases. The following general rules are applicable under current federal income tax law to awards of stock ("Awards") or the granting of opportunities to make direct stock purchases ("Purchases") under the 1999 Plan:

     1. Persons receiving common stock pursuant to an Award or Purchase generally will recognize compensation income equal to the fair market value of the shares received, reduced by any purchase price paid.

     2. The Company generally should be entitled to a corresponding deduction for Federal income tax purposes when such person recognizes compensation income. When such common stock is sold, the seller generally will recognize capital gain or loss.

     3. Special rules apply if the stock acquired pursuant to an Award or Purchase is subject to vesting, or is subject to certain restrictions on resale under Federal securities laws applicable to directors, officers or 10% stockholders.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
 PROPOSAL NO. 3 TO RATIFY AND APPROVE THE AMENDMENTS TO THE COMPANY'S RESTATED
  1999 LONG-TERM INCENTIVE PLAN AND RATIFY THE OPTIONS GRANTED UNDER THE 1999
                            PLAN SINCE MAY 24, 2000.

                             STOCKHOLDER PROPOSALS

   To be considered for inclusion in the proxy statement relating to the Company's Annual Meeting of Stockholders to be held in 2002 (the "2002 Annual Meeting"), stockholder proposals must be received no later than December 27, 2001. To be considered for presentation at the 2002 Annual Meeting, although not included in our proxy materials, proposals must be received no later than March 12, 2002. Proposals received after March 12, 2002 will not be voted on at the 2002 Annual Meeting. If a proposal is received before that date, the proxies that management solicits for the 2002 Annual Meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the Securities and Exchange Commission. All stockholder proposals should be marked for the attention of the Secretary, Activeworlds.com, Inc., 95 Parker Street, Newburyport, Massachusetts 01950.

                           EXPENSES AND SOLICITATION

   The cost of solicitation of proxies will be borne by the Company, and in addition to soliciting stockholders by mail through its regular employees, the Company may request banks and brokers to solicit their customers who have stock of the Company registered in the names of a nominee, and, if so, will reimburse such banks and brokers for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company may also be made of some stockholders in person or by mail or telephone following the original solicitation.

                                 OTHER MATTERS

   As of the date of this proxy statement, management of the Company knows of no matter not specifically referred to above as to which any action is expected to be taken at the Annual Meeting. The persons named in the enclosed form of proxy, or their substitutes, will vote the proxies, insofar as the same are not limited to the contrary, in regard to such other matters and the transaction of such other business as may properly be brought before the Annual Meeting, in their best judgment.

                                                                      Appendix A

                             ACTIVEWORLDS.COM, INC.
                            AUDIT COMMITTEE CHARTER

                           As Adopted April 19, 2001

                  AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

A. Purpose and Scope

   The primary function of the Audit Committee (the "Committee") is to assist the Board of Directors in fulfilling its responsibilities by reviewing: (i) the financial reports provided by the Corporation to the Securities and Exchange Commission ("SEC"), the Corporation's shareholders or to the general public, and (ii) the Corporation's internal financial and accounting controls.

B. Composition

   The Committee shall be comprised of at least two members, the majority of members of which shall be independent directors.

   The members of the Committee shall be elected by the Board of Directors at the meeting of the Board of Directors following each annual meeting of stockholders and shall serve until their successors shall be duly elected and qualified or until their earlier resignation or removal. Unless a Chair is elected by the full Board of Directors, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

C. Responsibilities and Duties

   To fulfill its responsibilities and duties the Committee shall:

Document Review

   1. Review and assess the adequacy of this Charter periodically as conditions dictate, but at least annually (and update this Charter if and when appropriate).

   2. Review with representatives of management and representatives of the independent accounting firm the Corporation's audited annual financial statements prior to their filing as part of the Annual Report on Form 10-KSB. After such review and discussion, the Committee shall recommend to the Board of Directors whether such audited financial statements should be published in the Corporation's annual report on Form 10-KSB. The Committee shall also review the Corporation's quarterly financial statements prior to their inclusion in the Corporation's quarterly SEC filings on Form 10-QSB.

   3. Take steps designed to ensure that the independent accounting firm reviews the Corporation's interim financial statements prior to their inclusion in the Corporation's quarterly reports on Form 10-QSB.

Independent Accounting Firm

   4. Recommend to the Board of Directors the selection of the independent accounting firm, and approve the fees and other compensation to be paid to the independent accounting firm. The Committee shall have the ultimate authority and responsibility to select, evaluate and, when warranted, replace such independent accounting firm (or to recommend such replacement for shareholder approval in any proxy statement).

   5. On an annual basis, receive from the independent accounting firm a formal written statement identifying all relationships between the independent accounting firm and the Corporation consistent with Independence Standards Board ("ISB") Standard 1. The Committee shall actively engage in a dialogue with the independent accounting firm as to any disclosed relationships or services that may impact its independence. The Committee shall take, or recommend that the Board of Directors take, appropriate action to oversee the independence of the independent accounting firm.

   6. On an annual basis, discuss with representatives of the independent accounting firm the matters required to be discussed by Statement on Auditing Standards ("SAS") 61, as it may be modified or supplemented.

   7. Meet with the independent accounting firm prior to the audit to review the planning and staffing of the audit.

   8. Evaluate the performance of the independent accounting firm and recommend to the Board of Directors any proposed discharge of the independent accounting firm when circumstances warrant. The independent accounting firm shall be ultimately accountable to the Board of Directors and the Committee.

Financial Reporting Processes

   9. In consultation with the independent accounting firm and management, review annually the adequacy of the Corporation's internal financial and accounting controls.

   10. Review the Company's disclosure in the proxy statement for its annual meeting of shareholders that describes that the Committee has satisfied its responsibilities under this Charter for the prior year.

Compliance

   11. To the extent deemed necessary by the Committee, it shall have the authority to engage outside counsel and/or independent accounting consultants to review any matter under its responsibility.

Reporting

   12. Prepare, in accordance with the rules of the SEC as modified or supplemented from time to time, a written report of the audit committee to be included in the Corporation's annual proxy statement for each annual meeting of stockholders occurring after December 14, 2000.

   While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

                                                                      Appendix B

                             ACTIVEWORLDS.COM, INC.
                     RESTATED 1999 LONG-TERM INCENTIVE PLAN

Preamble. Activeworlds.com, Inc., a corporation incorporated under the laws of the State of Delaware (the "Corporation"), hereby adopts the following restated incentive plan to be known as the Activeworlds.com, Inc. Restated 1999 Long-Term Incentive Plan (the "Plan"). This Plan supercedes and replaces the Activeworlds.com, Inc. 1999 Long-Term Incentive Plan.

Section I. Purpose of the Plan. The purposes of the Plan are (i) to associate more closely the interests of certain key contributors to the success of the Corporation with those of the Corporation's stockholders by encouraging stock ownership, (ii) to provide long-term incentives and rewards to those persons who are in a position to contribute to the long-term success and growth of the Corporation and its subsidiaries, and (iii) to assist the Corporation and its Affiliates (as hereinafter defined) in retaining and attracting key employees, independent contractors, directors and other service providers. Awards under the Plan may be made to employees of the Corporation and its Affiliates, and other key service providers or consultants to the Corporation and its Affiliates.

Section II. Administration.

  a. The Committee. The Plan shall be administered by a committee appointed by the Board of Directors of the Corporation (the "Committee"). The Committee shall be composed of members who (i) to the extent necessary to comply with Rule 16b-3 as promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") are "Non-Employee Directors" within the meaning of Rule 16b-3 and (ii) to the extent any option granted hereunder is intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder (the "Code"), constitute "outside directors" within the meaning of Section 162(m) of the Code. Such Committee shall consist of not less than two members of the Corporation's Board of Directors. The Board of Directors may, from time to time, remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as it may determine. A majority of the Committee at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

  b. Authority and Discretion of Committee. Subject to the express provisions of the Plan and provided that all actions taken shall be consistent with the purposes of the Plan, the Committee shall have full and complete authority and the sole discretion to: (i) select the individuals to whom awards shall be granted under the Plan (the "Participants"); (ii) determine the size and the form of the award or awards to be granted to any Participant; (iii) determine the time or times such awards shall be granted; (iv) establish the terms and conditions upon which such awards may be exercised and/or transferred; (v) alter any restrictions; (vi) interpret and construe provisions of the Plan or of any award granted under it; and (vii) adopt such rules and regulations, establish, define and/or interpret any other terms and conditions, and make all other determinations (which may be on a case-by-case basis) deemed necessary or desirable for the administration of the Plan. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any stock option or other award granted under it.

  c. If at any time no Committee shall be in office, the Board of Directors shall perform the functions of the Committee.

Section III. Awards. Awards under the Plan may include any or all of the following, as described and defined herein: Stock Options, including Incentive Stock Options and Nonqualified Stock Options, Stock Appreciation Rights, Restricted Share Awards and Performance Shares.

  a. Stock Options. Stock options ("Stock Options") are rights to purchase shares of common stock $0.001 par value of the Corporation ("Common Stock") at a stated price (determined by the Committee) on the date of grant for a predetermined period of time.

    i. The Committee may grant Stock Options either alone or in conjunction with Stock Appreciation Rights as described in paragraph d. below. It shall determine the number of shares of Common Stock to be covered by each such Stock Option.

    ii. The Committee will determine the conditions of Stock Option exercise as well as the conditions upon which Stock Options shall lapse, but in no event may any portion of a Stock Option be exercisable later than ten (10) years from the date of the grant.

    iii. The Committee may provide for acceleration of Stock Option exercise in case of the acquisition of a significant portion of the assets or a significant change in ownership of the Corporation.

    iv. The exercise price of any Stock Option shall be no less than the Fair Market Value of the Common Stock on the date such Stock Option is granted, shall be determined by the Committee, and shall be paid in full upon exercise, either (a) in cash, (b) by delivery of shares of Common Stock (valued at their Fair Market Value on the date of purchase, as defined in Section IV) or (c) a combination of cash and Common Stock.

       In addition, the Committee may provide for the cashless exercise of Stock Options.

  b. Incentive Stock Options. Any Stock Option designated by the Committee as an "Incentive Stock Option" is intended to qualify as an "incentive stock option" within the meaning of Subsection 422 (b) of the Code and shall satisfy, in addition to the conditions of Section III.a. hereof, the conditions set forth in this Section III.b.

    i. Incentive Stock Options may only be granted to common law employees of the Corporation or its subsidiaries.

    ii. On the date on which an Incentive Stock Option is granted, the exercise price per share provided for in such Incentive Stock Option will not be less than the Fair Market Value of one share of the stock for which such Incentive Stock Option may be exercised, provided however, that an Incentive Stock Option may only be granted to an individual who, on the date of grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or of any Affiliate (a "Ten Percent Owner") if, on the date such Incentive Stock Option is granted, the exercise price per share provided for in such option granted to a Ten Percent Owner is at least 110 percent of the Fair Market Value of one share of the stock for which such Incentive Stock Option may be exercised.

    iii. An Incentive Stock Option may only be exercised during the ten
         (10) year period following the date such Incentive Stock Option is granted, provided however, that an Incentive Stock Option may only be granted to a Ten Percent Owner if such Incentive Stock Option by its terms is not exercisable after the expiration of the five
         (5) year period following the date such Incentive Stock Option is granted.

    iv. To the extent that the aggregate Fair Market Value of stock with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year under all option plans maintained by the Corporation or any Affiliate exceeds $100,000, such excess shall be treated as Nonqualified Stock Options and not as Incentive Stock Options.

  c. Nonqualified Stock Options. Any Stock Option designated by the Committee as a "Nonqualified Stock Option" is intended to qualify as a "non-statutory stock option" within the meaning of Section 83 of the Code and shall satisfy the conditions of Section III.a. Nonqualified Stock Options may be granted to (i) individuals who are key employees (including officers and directors who are also key employees) of the Corporation or any Affiliate, (ii) Directors who are not otherwise employees of the

     Corporation or an Affiliate; or (iii) employees and other persons who are consultants to or otherwise perform services to or for the benefit of the Corporation, any Affiliate, or any Affiliate (whether or not a member of the Corporation's consolidated group), all as the Committee shall determine from time to time.

  d. Stock Appreciation Rights. "Stock Appreciation Rights" are rights to receive cash and/or Common Stock in lieu of the purchase of shares under a related Stock Option. The Committee may grant Stock Appreciation Rights to any recipient of a Stock Option either at the time of the grant of the Stock Option or subsequently, by amendment to such grant. All Stock Appreciation Rights shall be granted under and subject to the following terms and conditions, and such other terms and conditions as the Committee may establish:

    i. Each Stock Appreciation Right shall be exercisable at the same times and with regard to the same number of shares as the related Stock Option is exercisable.

    ii. Each Stock Appreciation Right shall entitle the holder thereof to surrender to the Corporation a portion of or all of the unexercised, but exercisable, related Stock Option, and to receive with respect to each share of Common Stock represented by such surrendered portion cash and/or shares of Common Stock of a value equal to the amount by which the Fair Market Value of each such share on the date of exercise exceeds the exercise price provided in the related Stock Option. The recipient shall not be required to pay the Stock Option exercise price upon surrender of the Stock Option or exercise of the related Stock Appreciation Right.

    iii. Each surrender of a portion of or all of a Stock Option upon the exercise of a Stock Appreciation Right shall cause a share for share reduction in the number of shares of Common Stock covered by the related Stock Option.

    iv. Notwithstanding any other provision of the Plan, the Committee may, from time to time, determine the maximum amount of cash or stock which may be paid or issued upon exercise of Stock Appreciation Rights (a) in any year and/or (b) to any particular Participant. In no event, however, may the cash portion of such payment exceed 50% of the total amount due. Any other limitation on payments may be changed by the Committee from time to time, provided that no such change shall require the holder to return to the Corporation any amount theretofore received upon the exercise of Stock Appreciation Rights.

  e. Restricted Stock Awards. "Restricted Stock Awards" are grants of Common Stock to a Participant subject to the restrictions described in the following subsections.

    i. The Committee may award Restricted Stock alone or in conjunction with Performance Shares as described in paragraph f. below. The Committee shall further determine the number of shares of Restricted Stock to be awarded.

    ii. Restricted Stock may be subject to such terms and conditions as the Committee may determine which may include, without limitation, a provision that the Restricted Stock will be forfeited unless the recipient remains in the employ of the Corporation or an Affiliate for a minimum period of time, or a provision that the Restricted Stock will be forfeited unless the Corporation or an Affiliate achieves specified earnings, sales or other performance-based goals. In addition, the Committee may condition the grant of Restricted Stock on the agreement of the recipient to make an election to disregard the risk of forfeiture of the Restricted Stock pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended. The period during which any Restricted Stock remains subject to forfeiture shall be determined by the Committee but shall not be less than one (1) year nor more than ten (10) years. Upon the satisfaction of any vesting requirement specified in the grant of the Restricted Stock, such Restricted Stock will cease to be Restricted Stock and, other than restrictions, if any, imposed by federal or state securities or similar laws, shall be freely transferable by the owner.

    iii. Restricted Stock may not be sold, transferred or otherwise disposed of, pledged, or otherwise encumbered.

    iv. In the event a recipient of Restricted Stock is an employee whose employment is terminated for any reason except death, retirement or permanent disability, any Restricted Stock he or she holds shall be delivered to the Corporation without compensation and on such other terms identified in the restricted stock grant within 30 days following such termination and shall be deemed void for all corporate purposes.

    v. Upon the occurrence of the earlier of the death, retirement, or permanent disability of the recipient of a Restricted Stock Award, the restrictions against disposition of shares as to which such restrictions have not otherwise lapsed shall immediately lapse.

    vi. In addition to the terms provided in paragraph e.ii. above, the Committee may, in its discretion, provide that any forfeitable Restricted Stock shall become nonforfeitable upon the acquisition of a significant portion of the assets or upon any significant change of ownership of the Corporation.

    vii. Certificates issued in respect of Restricted Stock granted under the Plan shall be registered in the name of the recipient but shall bear the following legend:

          "The transferability of this certificate and the shares of stock represented hereby is restricted and the shares are subject to the further terms and conditions contained in the Activeworlds.com, Inc. 1999 Long-Term Incentive Plan. Copies of said plan are on file in the office of the Treasurer of Activeworlds.com, Inc. at its offices in Newburyport, Massachusetts."

    viii. In order to enforce the restrictions, terms and conditions on Restricted Stock, each recipient thereof shall, immediately upon receipt of a certificate or certificates representing such shares, deposit such certificates, together with stock powers and other instructions of transfer as the Committee may require, appropriately endorsed in blank, with the Corporation as escrow agent under an escrow agreement in such form as shall be determined by the Committee.

  f. Performance Shares. Performance Shares are rights to payment in cash of an amount equal to the Fair Market Value of the Corporation's Common Stock on the date the restrictions lapse on an accompanying Restricted Stock Award. The Committee may grant Performance Shares to a recipient of Restricted Stock either at the time of the award of the Restricted Stock or subsequently by amendment of such award. Any number of Performance Shares, up to an amount equal the number of shares of the accompanying Restricted Stock Award, may be granted by the Committee.

  g. Special Rules for Awards to Covered Employees. The Committee may, in its sole discretion, grant to any Covered Employee (as defined below) any Stock Option for which the exercise price of a share of the stock for which such option is granted is equal to or greater than the Fair Market Value of a share of such stock on the date such Stock Option is granted with the intent that such award qualifies as "performance-based compensation" under Section 162(m) of the Code, or any successor provision thereto (a "162(m) Award"). In the event the Corporation is a "publicly held corporation" as defined in Section 162 (m) (2) of the Code, awards to Covered Employees (as defined below) shall be made only in compliance with that intent and with all of the following conditions:

    i. Only the Committee shall have authority to make 162(m) Awards to Covered Employees;

    ii. No more than One Thousand (1,000) shares of the Corporation's Common Stock shall be included in 162(m) Awards made to any Covered Employee in any calendar year;

    iii. In connection with his or her initial employment, an employee may be granted options to purchase up to an additional One Hundred
          (100) shares, which shall not count against the limit set forth in subsection ii. above;

    iv. The foregoing limitations shall be adjusted proportionately in connection with any change in the Corporation's capitalization as described in Section V;

    v. If an option granted in connection with a 162(m) Award is canceled in the same fiscal year of the Corporation in which it was granted (other than in connection with a transaction described in Article 6(g)), the canceled option shall be counted against the limits set forth in subsections (ii) and (iii) above. For this purpose, if the exercise price of an option is reduced, the transaction will be treated as a cancellation of the option and the grant of a new option;

    vi. Amounts earned in connection with 162(m) Awards shall be based upon the attainment of performance objectives established by the Committee in accordance with Section 162(m). Such performance objectives may vary by optionee and by award and shall be based upon the attainment of specific amounts of, or changes in one or more of the following: Fair Market Value of the Corporation's common stock, revenues, earnings, shareholders' equity, return on equity, assets, return on assets, capital, return on capital, book value, economic value added, operating margins, cash flow, shareholder return, expenses or market share. The Committee may provide that in measuring the achievement of the performance objectives, a 162(m) Award may include or exclude items such as realized investment gains and losses, extraordinary, unusual or non-recurring items, asset write-downs, effects of accounting charges, currency fluctuations, acquisitions, divestitures, reserve-strengthening and other non-operating items; and

    vii. For the purposes of this Plan, the term "Covered Employee" is defined in Section 162(m)(3) of the Code and generally includes
          (a) the Corporation's Chief Executive Officer who is serving on the last day of the taxable year (the "CEO") and (b) the four (4) most highly compensated employees of the Corporation other than the CEO whose compensation is required to be reported to the Corporation's shareholders under the Securities Exchange Act of 1934.

Section IV. Miscellaneous Provisions.

   1. Rights of Recipients of Awards. The holder of Stock Appreciation Rights or any Stock Option granted under this Plan shall have no rights as a stockholder of the Corporation with respect thereto unless and until certificates for shares are issued. The holder of a Restricted Stock Award will be entitled to receive any dividends on such shares in the same amount and at the same time as they are declared on shares of Common Stock of the Corporation and shall be entitled to vote such shares as a stockholder of record.

  a. Assignment of Options and Stock Appreciation Rights. No stock Option or Stock Appreciation Right or any rights or interests of the recipient therein shall be assignable or transferable by such recipient except by will or the laws of descent and distribution. During the lifetime of the recipient, such Stock Option or Stock Appreciation Right shall be exercisable only by, or payable only to, the recipient thereof.

  b. Further Agreements. All Stock Options, Stock Appreciation Rights, Restricted Stock Awards, and Performance Share Awards granted under this Plan shall be evidenced by agreements in such form and containing such terms and conditions (which must be consistent with this Plan) as the Committee may require.

  c. Replacement Options and Stock. Upon cancellation of an outstanding Stock Option or the forfeiture of Restricted Stock, replacement Stock Options or replacement Restricted Stock may be issued in an amount and with such terms as the Committee may determine.

  d. Legal and Other Requirements. No shares of Common Stock shall be issued or transferred upon exercise of any award under the Plan unless and until all legal requirements applicable to the issuance or transfer of such shares and such other requirements as are consistent with the Plan have been complied with to the satisfaction of the Committee. The Committee may require that, prior to the issuance or transfer of Common Stock hereunder, the recipient thereof shall enter into a written agreement to comply with any restrictions on subsequent disposition that the Committee or the Corporation deem necessary or advisable under any applicable law, regulation or official interpretation thereof. Certificates of stock issued hereunder may be legended to reflect such restrictions.

  e. Withholding of Taxes. Pursuant to applicable Federal, state, local, or foreign laws, the Corporation may be required to collect income or other taxes upon the grant of certain awards, the exercise of an option, or Stock Appreciation Right, or the lapse of restrictions on a Restricted Stock Award. The Corporation may deduct applicable taxes from payments made under the Plan, or require, as a condition to such award, or to the exercise of an option or Stock Appreciation Right, that the recipient pay the Corporation, at such time as the Committee or the Corporation determines, the amount of any taxes which the Committee or the Corporation, in their discretion, determines are required to be withheld.

  f. Right to Awards. No employee of the Corporation or other person shall have any claim or right to be a Participant in this Plan or to be granted an award hereunder. Neither this Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ of the Corporation. Nothing contained hereunder shall be construed as giving any Participant or any other person any equity or interest of any kind in any assets of the Corporation or creating a trust of any kind or a fiduciary relationship of any kind between the Corporation and any such person. As to any claim for any unpaid amounts under the Plan, any Participant or any other person having a claim for payments shall be an unsecured creditor.

  g. Fair Market Value The "Fair Market Value" of Common Stock shall be (x) if the Common Stock of the Corporation is listed on a national stock exchange or traded in the over-the-counter market, the closing price reported on the day immediately preceding the date of grant, (y) if the Common Stock is not listed on a national stock exchange or traded in the over-the-counter market but a private sale of Common Stock has taken place within the 60 days preceding a grant or award, the sales price per share in such private sale, unless the Board of Directors determines in good faith that such price does not accurately reflect the value of the Common Stock or (z) in any other case, the value determined by the Board of Directors in good faith.

  h. Permanent Disability. A Participant shall be deemed to have a "Permanent Disability" if, for physical or mental reasons, the Participant is prevented from performing the Participant's duties for 60 consecutive days, or 120 days during any twelve-month period. A Permanent Disability shall be determined by the Board of Directors in consultation with a medical doctor selected by it. The Participant shall submit to a reasonable number of examinations by the medical doctor making the determination of Disability, and the Participant shall authorize the disclosure and release to the Corporation of such determination and all supporting medical records. If the Participant is not legally competent, the Participant's legal guardian or duly authorized attorney-in-fact shall act in the Participant's stead for the purposes of submitting the Participant to the examinations, and providing the authorization of disclosure, required hereunder.

  i. Retirement. "Retirement" shall mean any date on which an employee terminates employment with the Corporation on or after attaining age 62.

  j. Indemnity. Neither the Board of Directors nor the Committee, nor any members of either, nor any employees of the Corporation or any Affiliate, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with their responsibilities with respect to the Plan. The Corporation hereby agrees to indemnify the members of the Board of Directors, the members of the Committee, and the employees of the Corporation and its subsidiaries with respect to any claim, loss, damage, or expense (including counsel fees) arising from any such act, omission, interpretation, construction or determination to the full extent permitted by law.

   2. Affiliate. For the purposes of this Plan, the term "Affiliate" means, with respect to a specified Person, any Person that directly or indirectly controls, is controlled by, or is under common control with, the specified Person. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. The term "Person" means any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, or other legal entity or organization. An entity which is included with the "affiliated group" of the Corporation as defined by Section 1504 of the Code, or an entity which is consolidated with the Corporation for financial reporting purposes, shall in any case be considered an "Affiliate" as defined herein.

Section V. Amendment and Termination; Adjustments Upon Changes in Stock. The Board of Directors of the Corporation may at any time, and from time to time, amend, suspend or terminate the Plan in whole or in part; provided, however, that the Board of Directors may not materially increase the benefits accruing to participants under the Plan, increase the number of shares of Common Stock reserved for purposes of the Plan, or materially modify the requirements as to eligibility for participation in the Plan without further approval by the affirmative vote of a majority of the shares of Common Stock voting on the matter. Except as provided herein, no amendment, suspension or termination of the Plan may affect the rights of a participant to whom an award has been granted without such participant's consent. In the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the Corporation's corporate structure, appropriate adjustments may be made by the Committee or by the Board of Directors of the Corporation (or, if the Corporation is not the surviving corporation in any such transaction, by the Board of Directors of the surviving corporation) in the aggregate number of shares available for award under the Plan, and in the aggregate number and kind of shares and the price per share subject to outstanding Stock Options, Stock Appreciation Rights, Restricted Stock Awards or Performance Share Awards.

Section VI. Shares of Stock Available. The aggregate number of Stock Options and Restricted Stock Awards under the Plan is One Million Six Hundred Sixty Six Thousand Six Hundred Sixty Seven (1,666,667) shares of the capital stock of the Corporation on a fully-diluted basis, assuming full exercise of all options and conversion of all convertible shares.(1) The total number of Stock Options and Restricted Stock Awards which may be issued hereunder will be reduced (i) upon the exercise of an option, by the number of shares for which such option is exercised; (ii) upon the exercise of a Stock Appreciation Right, by the number of shares covered by the option canceled upon such exercise; and (iii) by the number of shares which are released due to the lapse of restrictions in case of a Restricted Stock Award. The grant and payment of Performance Shares shall not affect the number of shares of Common Stock subject to the Plan. Any shares subject to an option hereunder that for any reason is canceled (other than because of the exercise of an attached Stock Appreciation Right) or expires unexercised or shares reacquired because restrictions do not lapse on Restricted Stock Awards will be available for further awards. Shares of Common Stock to be delivered under the Plan may be authorized, but unissued shares or shares reacquired on the open market.

Section VII. Effective Date and Term of the Plan. Subject to shareholder approval, the effective date of the Plan is January 21, 1999, and awards under the Plan may be made for a period of ten (10) years commencing on such date. The period during which an option or other award may be exercised may extend beyond that time as provided herein.

   This Plan was adopted by the directors of the Corporation by written consent on May 24, 2000.

                                          Richard F. Noll, President
--------
(1) The aggregate number of Stock Options and Restricted Stock Awards under the Plan was reduced from one million (1,000,000) shares of the capital stock of the Corporation on a fully-diluted basis to six hundred and sixty-six thousand and six hundred and sixty-seven (666,667) shares pursuant to the two-for-three reverse stock split effective April 8, 2000. The aggregate number of Stock Options and Restricted Stock Awards under the Plan is increased to one million six hundred sixty six thousand and six hundred sixty seven (1,666,667) shares of the capital stock of the Corporation on a fully-diluted basis, assuming full exercise of all options and conversion of all convertible shares.

                                     Proxy
                             ACTIVEWORLDS.COM, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 23, 2001
                      SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Richard F. Noll and J.P. McCormick, and each or both of them, proxies, with full power of substitution to vote all shares of stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Activeworlds.com, Inc. to be held on Wednesday, May 23, 2001 at 11:00 a.m., at the offices of the Corporation, 95 Parker Street, Newburyport, Massachusetts 01950, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, dated on or about April 26, 2001, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournment thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                         (TO BE SIGNED ON REVERSE SIDE)

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                             ACTIVEWORLDS.COM, INC.

                                  MAY 23, 2001


              * Please Detach and Mail in the Envelope Provided *

     Please mark your
[X]  votes as in this
     example.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF ALL THE DIRECTORS AND FOR THE PROPOSALS IN ITEMS 2 AND 3.

1.   To select five directors      FOR ALL NOMINEES    WITHHOLD AUTHORITY
     to the Board of Directors,    LISTED AT RIGHT     TO VOTE FOR ALL
     each to serve for a term      (except as marked   NOMINEES LISTED
     of one year or until his      to the contrary     AT RIGHT
     successor is duly elected     below)
     and qualified.                [ ]                 [ ]

INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE           Richard F. Noll
FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE             J.P. McCormick
THROUGH THAT NOMINEE'S NAME LISTED AT RIGHT           Alexander M. Adelson
                                                      Sean Deson
                                                      Bruce D. Judson

2.  To ratify the selection of the firm of Pannell Kerr              FOR        AGAINST      ABSTAIN
    Forster, P.C., independent public accountants, as independent
    auditors for the fiscal year ending December 31, 2001.          [   ]        [   ]        [   ]


3.  To approve and ratify amendments to the Company's                FOR        AGAINST      ABSTAIN
    Restated 1999 Long-Term Incentive Plan increasing from
    666,667 to 1,666,667 the aggregate number of shares of          [   ]        [   ]        [   ]
    Common Stock that may be issued pursuant to said plan and
    changing the further stockholder approval required under
    said plan to a majority of the shares of Common Stock
    voting on the matter, and to ratify the options granted
    by the Company under said plan since May 24, 2000, the date such increase amendment was approved by the Company's
    Board of Directors.

UNLESS OTHERWISE SPECIFIED IN THE SQUARES PROVIDED, THE PROXIES SHALL VOTE FOR THE ELECTION OF THE NOMINEES LISTED ABOVE, FOR THE RATIFICATION OF THE APPOINTMENT OF AUDITORS, AND FOR THE APPROVAL AND RATIFICATION OF THE AMENDMENTS TO THE RESTATED 1999 LONG-TERM INCENTIVE PLAN AND THE RATIFICATION OF THE OPTIONS GRANTED THEREUNDER.

Signature ______________________    Signature, if held jointly______________________

DATED:  ____________________, 2001                    DATED:  _________________, 2001

NOTE: Signatures should be identical to the name typed on the Proxy. Joint owners should each sign personally. Persons signing as attorney, executor, administrator, trustee or guardian should give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If partnership, please sign in partnership name by authorized person.